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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 8, 2003

                          WESTERN WIRELESS CORPORATION
             (Exact name of registrant as specified in its charter)

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
           Washington                        000-28160                         91-1638901
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 (State or other jurisdiction               (Commission                      (IRS Employer
         of incorporation)                  File Number)                    Identification No.)
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3650 131st Avenue S.E. Bellevue, Washington                       98006
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  (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code (425) 586-8700


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          (Former name or former address, if changes since last report)
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ITEM 7.  Financial Statements and Exhibits

      (c) Exhibits

         99.1 Form of First Amendment to Loan Agreement relating to the Loan Agreement, dated as of April 25, 2000, among Western Wireless Corporation, as Borrower, Toronto Dominion (Texas) Inc., as Administrative Agent, and the agents and lenders named therein.

ITEM 9.  Regulation FD Disclosure.

         Western Wireless Corporation reports that lenders holding more than 50% of the aggregate principal amount of outstanding loans and commitments under its $2.1 billion Credit Facility have approved, subject to the completion, execution and delivery of certain documentation, an amendment to the Credit Facility which would provide it with additional flexibility under certain financial and operational performance covenants in the Credit Facility and reduce the undrawn revolving credit commitment by $150 million. The effectiveness of the amendment is contingent upon the prepayment of $400 million of principal amount of the Credit Facility and payment of certain fees in connection with such amendment. A copy of the form of amendment is filed herewith as Exhibit 99.1 and incorporated herein by reference.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WESTERN WIRELESS CORPORATION
                                               (Registrant)

Date:  July 9, 2003                By: /s/ Jeffery A. Christianson
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                                       Jeffrey A. Christianson
                                       Senior Vice President and General Counsel